EXHIBIT 10.5.2
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into as of this 14 day of November, 2012, by and between AGNM MERRILL PLACE, LLC, a Delaware limited liability company ("Landlord") successor-in-interest to Merrill Place, LLC, a Washington limited liability company, and BLUE NILE, INC., a Delaware corporation ("Tenant").
RECITALS:
A.WHEREAS, Landlord is the owner of certain real property and the improvements situated thereon having a postal address of 411 First Avenue South, Seattle, King County, Washington 98104 (the "Property"). The improvements on the Property, including the Sellar-Hambach Building, Schwabacher Building, Theatre Building and Merrill Place Parking Garage, are commonly known as Merrill Place (the "Building").

B.WHEREAS, Landlord's predecessor-in-interest Merrill Place, LLC and Tenant entered into a Lease Agreement dated December 29, 2010 (the "Lease") (incorporated herein by reference), which provides for the lease by Landlord to Tenant of certain Premises more particularly described in the Lease, currently covering approximately 32,845 rentable square feet of office space (the “Premises”) on the seventh (7th) and third (3rd) floors of the Building, and 1,804 rentable square feet of server space (“Data Center”) on the first (1st) floor of the Building.

C.WHEREAS, on December 22, 2011, in connection with a financing transaction with Angelo Gordon Real Estate, Inc. and Wells Fargo Bank, N.A., Merrill Place, LLC transferred its interest in the Property, ultimately, to Landlord.

D.WHEREAS, Landlord and Tenant desire amend the Lease in accordance with this Amendment.
NOW, THEREFORE, for and in consideration of the recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be, and the same hereby is amended as follows (terms defined in the Lease shall have the same meaning when used herein):
1.Lease of Suite 304.  Landlord hereby leases to Tenant, and Tenant hereby leases from
Landlord, approximately 4,423 rentable square feet on the third (3rd) floor of the Sellar‑Hambach Building ("Suite 304"). Suite 304 is located adjacent to the original third floor premises in the south-center portion of the third floor, and is shown on the map, as is shown in the diagram attached hereto as Exhibit A. Suite 304 shall be used for the Permitted Uses defined in the Lease.

2.Rent for Suite 304. Tenant's lease of Suite 304 shall commence on February 1, 2013, Base Rent shall commence for Suite 304 on February 1, 2013. Rent for Suite 304 shall be the applicable rent per square footage Tenant is then obligated to pay under the Lease on the respective commencement date for such space.

a.	The Rent for the Premises, including Suite 304, is described in the schedule below and payable in equal monthly installments on or before the first day of each month:

Premises Period	Monthly Rent	Annual Rent	Rent/RSF	Square Feet
02/01/2013 - 04/30/2013	75,312.42	903,749.00	24.25	37,268
05/01/2013 - 04/30/2014	77,641.67	931,700.00	25.00	37,268
05/01/2014 - 04/30/2015	79,970.92	959,651.00	25.75	37,268
05/01/2015 - 04/30/2016	82,300.17	987,602.00	26.50	37,268
05/01/2016 - 04/30/2017	84,629.42	1,015,553.00	27.25	37,268
05/01/2017 - 04/30/2018	86,958.67	1,043,504.00	28.00	37,268
05/01/2018 - 04/30/2019	89,287.92	1,071,455.00	28.75	37,268
05/01/2019 - 04/30/2020	91,617.17	1,099,406.00	29.50	37,268
05/01/2020 - 08/31/2021	93,946.42	1,127,357.00	30.25	37,268

b.The Rent for the Data Center is described in the schedule below and payable in equal monthly installments on or before the first day of each month:

Data Center Period	Monthly Rent	Annual Rent	Rent/RSF	Square Feet
02/01/2013 - 04/30/2013	1,841.58	22,099.00	12.25	1,804
05/01/2013 - 04/30/2014	1,879.17	22,550.00	12.50	1,804
05/01/2014 - 04/30/2015	1,916.75	23,001.00	12.75	1,804
05/01/2015 - 04/30/2016	1,954.33	23,452.00	13.00	1,804
05/01/2016 - 04/30/2017	1,991.92	23,903.00	13.25	1,804
05/01/2017 - 04/30/2018	2,029.50	24,354.00	13.50	1,804
05/01/2018 - 04/30/2019	2,067.08	24,805.00	13.75	1,804
05/01/2019 - 04/30/2020	2,104.67	25,256.00	14.00	1,804
05/01/2020 - 08/31/2021	2,142.25	25,707.00	14.25	1,804

3.Tenant Improvement Allowance. Tenant shall be entitled to the same pro-rated Tenant
Improvement Allowance for Suite 304 as is applicable under the Lease as of the date the Tenant takes possession of Suite 304 ($58.15 per rentable square foot if possession is February 1, 2013).

4.Total Leased Space. As a result of the additional space leased by Tenant as described herein, the combined total square footage of the Premises (excluding all leased First Floor Space) after the lease of Suite 304 shall be 37,268.

5.All Other Terms Remain Unchanged.  Except as amended herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.

6.Conflict of Provisions. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

7.Binding Agreement. This Amendment shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

8.Counterpart.  This Amendment may be executed in one or more counterparts, and all of the counterparts shall constitute but one and the same agreement, and will be effective when at least one counterpart has been executed by each party hereto, notwithstanding that all parties hereto are not signatories to the same or original counterpart.
[Signature Page Follows.]

Signature Page to First Amendment to Lease

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year above set forth.
"LANDLORD"                AGNM MERRILL PLACE, L.L.C.,
a Delaware limited liability company

By: Nitze-Stagen & Co., Inc., a Washington corporation, Its Agent

By: /s/Kevin Daniels_____________
Kevin Daniels
                                                       Its Authorized Representative

"TENANT"	BLUE NILE, INC.,
a Delaware corporation

By /s/ David Binder_______________
    Its CFO

Notary Acknowledgments

STATE OF WASHINGTON        )
) ss.
COUNTY OF KING            )
I certify that I know or have satisfactory evidence that KEVIN DANIELS is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as an Authorized Representative of Nitze Stagen & Co., Inc, in its capacity as the Agent of AGNM MERRILL PLACE L.L.C., to be the free and voluntary act and deed of each of said limited liability companies, for the uses and purposes mentioned in the instrument.
WITNESS my hand and official seal hereto affixed this 8th day of November, 2012.
/s/ Ashley Lex
(Signature of Notary)
Ashley Lex
(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State
of Washington
My Appointment Expires: 5/30/16

STATE OF WASHINGTON        )
) ss.
COUNTY OF KING            )
I certify that I know or have satisfactory evidence that David Binder is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CFO of BLUE NILE, INC., to be the free and voluntary act and deed of such corporation, for the uses and purposes mentioned in the instrument.
WITNESS my hand and official seal hereto affixed this 17th day of September, 2012.
/s/ Cheryl Wollin
(Signature of Notary)
Cheryl Wollin
(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State
of Washington
My Appointment Expires: 12/28/2015

EXHIBIT A

MAP OF SUITE 304